Exhibit 99.2

WELCOME

[Bank Name] Has A New Name: Boston Private Bank & Trust Company

Our name may be new, but our mission and client-centered culture will stay the same. This means that, in addition to the distinctive local and personal service you have come to expect from us, you will also have access to a much broader and stronger wealth management and private banking organization with a host of new benefits and services. In particular, this partnership extends our capabilities in areas including residential lending, commercial banking, investment management and trust, and cash management and deposit services. You also gain access to Boston Private affiliated private banking offices in [Pick three: New England, Southern California, San Francisco Bay Area, Pacific Northwest]

A deep partnership with Boston Private has already been in place for years and integration with the Boston Private banking group, a network of client-centered private banking and wealth management organizations, is a natural progression for this relationship. Essentially, this consolidation is a removal of the borders between the banks and the unification of what we have already been doing for some time. Together, we are part of an even stronger company with deep wealth management skills and capabilities. The consolidated Bank has nearly $6 billion of total assets, more than $450 million of capital strength, and over $3.5 billion of client assets under management.

PRO FORMA STATEMENT OF FINANCIAL CONDITION

PRO FORMA CONDENSED BALANCE SHEET

(Unaudited) ($ In Thousands)	As of March 31, 2011
Assets
Cash and Cash Equivalents	$351,398
Investment Securities	784,744
Loans Held for Sale	2,833

Commercial Loans	2,318,037
Construction and Land Loans	126,408
Mortgage Loans	1,714,530
Home Equity & Other Loans	296,061

Total Loans	4,455,036
Less: Allowance for Loan Losses	100,282

Net Loans	4,354,754
Other Assets	268,711

Total Assets	$5,762,440

Liabilities & Equity
Demand Deposits	$1,084,828
NOW Accounts	357,222
Savings & Money Market	2,146,108
Certificates of Deposit	1,045,302

Total Deposits	4,633,460

Borrowings	622,092
Other Liabilities	36,918

Total Liabilities	5,292,470

Total Equity	469,970

Total Liabilities & Equity	$5,762,440

PRO FORMA CONDENSED STATEMENT OF INCOME

(Unaudited) ($ In Thousands)	For the three months ended March 31, 2011
Interest Income	$57,130
Interest Expense	11,621

Net Interest Income	45,509
Provision for Loan Losses	13,350

Net Interest Income after Provision	32,159
Investment Management and Trust Fees	5,863
Banking Fees and Other Income	2,737
Operating Expenses	38,274

Income Before Income Tax Benefit	2,485
Income Tax Benefit	(274)

Net Income	$2,759

SELECTED FINANCIAL DATA

(Unaudited) ($ In Thousands)	As of and for the three months ended March 31, 2011

Assets Under Management	$3,670,000
Return on Average Equity	2.3%
Net Interest Margin (FTE)	3.30%
Allowance for Loan Losses/Total Loans	2.25%
Pro Forma Tier I Capital Ratio	7.77%

OFFICE LOCATIONS

New England

Boston Office

Ten Post Office Square

Boston, MA 02109

Phone: (617) 912-1900

Back Bay Office

500 Boylston Street

Boston, MA 02116

Phone: (617) 912-4500

Beverly Office

57 Enon Street, Route 1A

Beverly, MA 01915

Phone: (978) 922-8000

Brookline Office

1295A Beacon Street

Brookline, MA 02446

Phone: (617) 739-0002

Hingham Office

7 Central Street

Hingham, MA 02043

Phone: (781) 740-2405

Jamaica Plain Loan Center

401c Centre Street

Jamaica Plain, MA 02130

Phone: (617) 524-6050

Kendall Square Office

One Cambridge Center

Cambridge, MA 02142

Phone: (617) 646-4800

Lexington Office

1666 Massachusetts Avenue

Lexington, MA 02420

Phone: (617) 912-3600

Newton Centre Office

1223 Centre Street

Newton, MA 02459

Phone: (617) 646-4850

Seaport Office

157 Seaport Boulevard

Boston, MA 02210

Phone: (617) 646-4880

Wellesley Office

336 Washington Street

Wellesley, MA 02481

Phone: (781) 707-7700

Southern California

Burbank Office

333 N. Glenoaks Blvd.

Burbank, CA 91502

Phone: (818) 842-9191

Encino Office

16000 Ventura Blvd.

Encino, CA 91436

Office: (818) 501-1700

Granada Hills Office

10820 Zelzah Avenue

Granada Hills, CA 91344

Phone: (818) 832-3800

Santa Monica Office

520 Broadway

Santa Monica, CA 90401

Phone: (310) 899-2620

Westlake Village Office

2835 Townsgate Road

Westlake Village, CA 91361

Phone: (805) 230-2778

San Francisco Bay Area

Burlingame

1440 Chapin Avenue

Burlingame, CA 94010

Phone: (650) 375-6000

Los Altos

345 S. San Antonio Road

Los Altos, CA 94022

Phone: (650) 917-4600

San Francisco

433 California Street

San Francisco, CA 94104

Phone: (415) 402-5900

San Mateo

160 Bovet Road

San Mateo, CA 94402

Phone: (650) 378-3700

Palo Alto

245 Lytton Avenue

Palo Alto, CA 94301

Phone: (650) 463-8700

Pacific Northwest

Bellevue

10885 N.E. 4th Street, Suite 100

Bellevue, WA 98004

Phone: (425) 586-5000

Redmond

7536 164th Avenue NE

Redmond, WA 98052

Phone: (425) 882-3535

Seattle

1325 4th Avenue, Suite 1700

Seattle, WA 98101

Phone: (206) 774-5400

As of 5/27/2011